    As filed with the Securities and Exchange Commission on June 21, 1996
                                                   Registration No. 333-___
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                  UNDER THE
                            SECURITIES ACT OF 1933


                                  CALGENE, INC.
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Delaware                                     68-0369863
- --------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

           1920 Fifth Street, Davis, California                      95616
- --------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip code)


                            1996 Stock Option Plan
                      1991 Stock Option Plan, as amended
                      1990 Employee Stock Purchase Plan
                            1981 Stock Option Plan
- --------------------------------------------------------------------------------
                           (Full title of the plans)


                               Roger H. Salquist
                            Chief Executive Officer
                                 Calgene, Inc.
                              1920 Fifth Street,
                            Davis, Calfornia 95616
- --------------------------------------------------------------------------------
                    (Name and address of agent for service)


                                (916) 753-6313
- --------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)



                             Mark G. Borden, Esq.
                                 Hale and Dorr
                               60 State Street
                          Boston, Massachusetts 02109
                                (617) 526-6000


                          CALCULATION OF REGISTRATION FEE

====================================================================================
                                        Proposed       Proposed
       Title of                          Maximum       Maximum
      Securities           Amount       Offering       Aggregate       Amount of
       to be               to be        Price Per      Offering      Registration
      Registered        Registered       Share(1)      Price(1)         Fee(1)
- ------------------------------------------------------------------------------------
   1996 Stock           1,325,082       $    5.75(2)    $  7,619,222     $   2,627.32
   Option Plan            150,000            5.88(2)         882,000           304.14
   Common Stock            57,500            5.94(2)         341,550           117.77
   (Par Value $.001)    3,467,418            6.00(2)      20,804,508         7,173.97
- -------------------------------------------------------------------------------------

   1991 Stock              13,000      $     4.75(2)    $     61,750     $      21.29
   Option Plan,            75,000            4.94(2)         370,500           127.76
   as amended              61,000            5.13(2)         312,930           107.91
   Common Stock            13,975            5.44(2)          76,024            26.15
   (Par Value $.001)       35,000            5.50(2)         192,500            66.38
                          103,500            5.69(2)         588,915           203.07
                            7,000            5.88(2)          41,160            14.93
                          339,091            6.00(2)       2,034,546           701.57
                           49,882            6.25(2)         311,763           107.50
                            6,000            6.50(2)          39,000            13.45
                            3,000            6.56(2)          19,680             6.79
                            1,000            6.65(2)           6,650             2.29
                           62,845            6.75(2)         424,204           146.28
                          144,267            6.88(2)         992,557           342.26
                           18,000            6.94(2)         124,920            43.08
                            5,000            7.00(2)          35,000            12.06
                           10,000            7.38(2)          73,800            25.45
                        1,151,962            7.50(2)       8,639,715         2,979.21
                           50,000            7.63(2)         381,500           131.55
                            1,000            8.31(2)           8,310             2.87
                          144,618            8.63(2)       1,248,053           430.36
                            9,000           10.00(2)          90,000            31.03
                           10,000           10.94(2)         109,400            37.72
                            6,000           11.13(2)          66,780            23.03
                            1,500           12.38(2)          18,570             6.40
                           10,000           13.13(2)         131,300            45.28
                            9,000           14.13(2)         127,170            43.85
                           10,000           14.63(2)         146,300            50.45
                           12,000           15.25(2)         183,000            63.10
- -------------------------------------------------------------------------------------
   1990 Employee
   Stock Purchase
   Plan
   Common Stock
   (Par Value $.001)      366,168            6.00(1)       2,197,008           757.59
- -------------------------------------------------------------------------------------
   1981 Stock
   Option Plan            104,762      $     5.25       $    550,001     $     189.66
   Common Stock            12,000            5.75             69,000            23.79
   (Par Value $.001)       21,279            7.50            159,592            55.03
- -------------------------------------------------------------------------------------
   TOTAL                7,866,849                        $49,478,878     $  17,061.68
=====================================================================================

(1) Price estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Registrant's Common Stock on June 14, 1996 as quoted on the Nasdaq National Market.

(2) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information required by Part I is included in documents sent or given to participants in the 1996 Stock Option Plan, 1991 Stock Option Plan, as amended, 1990 Employee Stock Purchase Plan and the 1981 Stock Option Plan of Calgene, Inc., a Delaware corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3.  Incorporation of Certain Documents by Reference
               -----------------------------------------------

      The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

            (a)   The Registrant's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Exchange Act or of the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

            (b) The Registrant's Proxy Statement/Prospectus contained in its Registration Statement on Form S-4 as filed with the Commission on February 6, 1996.

            (c) The Registrant's Form 8-K as filed with the Commission on April 15, 1996.

            (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

            (e) The description of the Registrant's Common Stock, $.001 par value per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Item 4.  Description of Securities
               -------------------------

            Not applicable.

      Item 5.  Interests of Named Experts and Counsel
               --------------------------------------

            Not applicable.

      Item 6.  Indemnification of Directors and Officers
               -----------------------------------------

      Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or witness or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that a director's liability is not eliminated or limited: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve an intentional misconduct or a knowing violation of law; (3) pursuant to Section 174 of the Delaware General Corporation Law (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (4) for any transaction from which the director derived an improper personal benefit. The Amended and Restated Certificate of Incorporation further provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

      The Registrant's Amended and Restated Certificate of Incorporation provides except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

      The Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by the General Corporation Law of Delaware, indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. No expenses will be paid in advance, except as authorized by the Board of Directors for expenses incurred while a director or officer was acting in his or her capacity as a director or officer and upon the condition that such director or officer previously delivered an understanding to the corporation to repay all amounts advanced if it should be later determined that such person was not entitled to indemnification. The indemnification is not exclusive of any other rights to which the officers or directors may be entitled under any agreement or vote of stockholders or disinterested directors or otherwise, continues after such person has ceased to be a director or officer and inures to the benefit of such person's heirs, executors and administrators.

      The Registrant's Amended and Restated Certificate of Incorporation also provides that the Registrant may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant, or any person serving at the request of the Registrant as a director, officer, employee or agent of another enterprise, against any expenses, liability or loss, incurred by such person in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify such person against any such expense, liability or loss.

      The Registrant carries a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers.

      Item 7.  Exemption from Registration Claimed
               -----------------------------------

            Not applicable.

      Item 8.  Exhibits
               --------

            The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

      Item 9.  Undertakings
               ------------

            (a)   The Registrant hereby undertakes:

                  (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        A.  To include any prospectus required by
            Section 10(a)(3) of the Securities Act;


                        B. To reflect in the prospectus any facts or events
            arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        C. To include any material information with respect to
            the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            provided, however that paragraphs (A) and (B) of this section
            --------  -------
do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davis, State of California, on this twenty-first day of June, 1996.

                                 CALGENE, INC.

                                 By: /s/ Roger H. Salquist
                                     ---------------------
                                    Roger H. Salquist
                                    Chief Executive Officer and Director



                               POWER OF ATTORNEY

      We, the undersigned officers and directors of Calgene, Inc., hereby severally constitute and appoint Roger H. Salquist, Michael J. Motroni and Mark
G. Borden, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, and any and all amendments to said Registration Statement and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Calgene, Inc. to comply with the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                 Title (Capacity)                       Date
    ---------                 ----------------                       ----

/s/ Roger H. Salquist         Chief Executive                   June 21, 1996
- ----------------------------- Officer and Director
Roger H. Salquist             (Principal Executive
                              Officer)


/s/ Michael J. Motroni        Vice President of Finance         June 21, 1996
- ----------------------------- (Principal Financial Officer
Michael J. Motroni            and Principal Accounting Officer)

/s/ Robert E. Baker           Director                          June 21, 1996
- ----------------------------
Robert E. Baker


                              Director                          June 21, 1996
- ----------------------------
Robert T. Fraley


                              Director                          June 21, 1996
- ----------------------------
Jeffrey D. Gargiulo


/s/ Howard D. Palefsky        Director                          June 21, 1996
- ----------------------------
Howard D. Palefsky


/s/ John E. Robson            Director                          June 21, 1996
- ----------------------------
John E. Robson


/s/ Allen J. Vangelos         Director                          June 21, 1996
- ----------------------------
Allen J. Vangelos


                              Director                          June 21, 1996
- ----------------------------
Hendrik A. Verfaillie

                               INDEX TO EXHIBITS


Exhibit
Number                              Exhibit
- -------                             -------

  4.1*     Amended and Restated Certificate of
           Incorporation of the Registrant

  4.2*     By-Laws of the Registrant

  4.3* Specimen Stock Certificat of Common Stock of the Registrant


  5.1      Opinion of Hale and Dorr, Counsel to
           the Registrant

 23.1      Consent of Hale and Dorr
           (included in Exhibit 5.1)

 23.2      Consent of Ernst & Young LLP

 23.3.1    Consent of Deloitte & Touche LLP, St. Louis, Missouri

 23.3.2    Consent of Deloitte & Touche LLP, Miami, Florida

 23.4      Consent of Landa, Umpierre & Company

 23.5      Consent of Arthur Andersen LLP

 24.1      Power of Attorney (included in the
           signature pages of this Registration
           Statement)





- ------------------------------

* Previously filed with the Commission as an Exhibit to the Registrant's Registration Statement on Form S-4,
      File No. 33-00739, which was originally filed with the Commission February 6, 1996 and is incorporated herein by reference.